Exhibit 99.1

Contact:	Tim McHugh
419-247-2800

PROMEDICA HEALTH SYSTEM AND WELLTOWER TO ACQUIRE QUALITY CARE

PROPERTIES IN NEWLY FORMED JOINT VENTURE

ProMedica (A1/A+) to Acquire QCP Principal Tenant, HCR ManorCare, and Enter Into New

15-Year Lease With Welltower and ProMedica Property Joint Venture (80/20)

with 1.8x EBITDAR Coverage

~8% Yielding $2.2 Billion Investment at Welltower Share

Investment Expected To Provide ~$0.20 Per Share Annual Accretion to Welltower(1)

Joint Venture to Propel ProMedica to be in the top 15 Largest U.S. Health Systems

TOLEDO, Ohio – April 25, 2018 – Welltower Inc. (NYSE:WELL) and Quality Care Properties, Inc. (NYSE:QCP) today announced that the Board of Directors of both companies have unanimously approved a definitive agreement under which Welltower will acquire all of the outstanding shares of QCP in an all cash deal for $20.75 per share offer. Concurrent with this agreement, Welltower formed an 80/20 joint venture with ProMedica, a leading regional not-for-profit health system, containing the real estate of QCP’s principal tenants, HCR ManorCare and Arden Courts. ProMedica also announced it has entered into a definitive agreement to acquire the operations of HCR ManorCare and Arden Courts, the nation’s second largest provider of post-acute services and long-term care. The partnership will enable ProMedica to gain immediate scale in the fast-growing home health, post-acute and memory care markets, obtain a best-in-class portfolio of assets staffed by highly trained and dedicated healthcare professionals, and develop a diversified business that can better evolve with the current healthcare industry.

Upon completion of these transactions, Welltower and ProMedica will enter into a new lease agreement with key terms as follows:

•	15-year absolute triple-net master lease with full corporate guarantee of A1/A+ rated ProMedica.

•	8% initial cash yield with property level EBITDAR coverage of 1.8x(2).

•	ProMedica will invest as much as $400M of growth and upgrade capital over the next five years.

•	Underlying portfolio EBITDAR comprised of 70% Post-Acute and 30% Seniors Housing(2).

•	Year one escalator of 1.375% and 2.75% annual escalator thereafter.

A presentation with additional background on the strategic opportunity this venture presents will be accessible on the investor section of Welltower’s website.

(1)	Represents estimated annualized impact to normalized FFO. See Supplemental Reporting Measures for additional information.
(2)	Pro forma underwriting based on HCR ManorCare provided financial information.

Advisors and Counsel

Barclays is acting as the financial advisor to Welltower and Gibson, Dunn & Crutcher LLP is serving as legal advisor. Barclays is providing committed financing in connection with the transaction.

Supplemental Reporting Measures

Welltower Inc. believes that revenues, net income and net income attributable to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), are the most appropriate earnings measurements. However, the company considers Funds From Operations (FFO) to be a useful supplemental measure of its operating performance.

Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO attributable to common stockholders, as defined by NAREIT, means net income attributable to common stockholders, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate and impairments of depreciable assets, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Normalized FFO attributable to common stockholders represents FFO attributable to common stockholders adjusted for certain items detailed in our quarterly earnings releases. We believe that normalized FFO attributable to common stockholders is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare the operating performance of the company between periods or as compared to other REITs or other companies on a consistent basis without having to account for differences caused by unanticipated and/or incalculable items.

No reconciliation of forecasted normalized FFO accretion is provided herein because we are unable to quantify certain amounts that would be required to be included in the comparable GAAP financial measure without unreasonable efforts, and we believe such reconciliation would imply a degree of precision that could be confusing or misleading to investors.

Welltower’s supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Welltower’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, these measures are utilized by the Board of Directors to evaluate management.

None of the supplemental reporting measures represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by Welltower, may not be comparable to similarly entitled items reporting by other real estate investment trusts or other companies.

Forward Looking Statements and Risk Factors

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. When Welltower and ProMedica use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate,” or similar expressions that do not relate solely to historical matters, they are making forward-looking statements. In particular, these forward-looking statements include, but are not limited to, those relating to Welltower and ProMedica’s ability to close the HCR ManorCare joint venture transaction on currently anticipated terms, or within currently anticipated timeframes; the expected performance of Welltower, ProMedica, and HCR ManorCare’s operators/tenants and properties; Welltower, ProMedica, and HCR ManorCare’s expected occupancy rates; and Welltower and ProMedica’s ability to access capital markets or other sources of funds. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause Welltower and ProMedica’s actual results to differ materially from their expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to: the satisfaction of closing conditions to the HCR ManorCare joint venture transaction, including the receipt of regulatory approvals and lender or third-party consents; the respective parties’ performance of their obligations under the HCR ManorCare joint venture transaction agreements; the receipt of applicable healthcare licenses and governmental approvals; unanticipated difficulties and/or expenditures relating to the HCR ManorCare joint venture transaction; the status of the economy; the status of capital markets, including availability and cost of capital; changes in financing terms; competition within the health care and seniors housing industries; negative developments in the operating results or financial condition of operators/tenants, including, but not limited to, their ability to pay rent and repay loans; operator/tenant or joint venture partner bankruptcies or insolvencies; the cooperation of joint venture partners; and other risks described in Welltower’s reports filed from time to time with the Securities and Exchange Commission. Finally, Welltower and ProMedica undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

About Welltower

Welltower Inc. (NYSE:WELL), an S&P 500 company headquartered in Toledo, Ohio, is driving the transformation of health care infrastructure. The company invests with leading seniors housing operators, post-acute providers and health systems to fund the real estate infrastructure needed to scale innovative care delivery models and improve people’s wellness and overall health care experience. Welltower®, a real estate investment trust (REIT), owns interests in properties concentrated in major, high-growth markets in the United States, Canada and the United Kingdom, consisting of seniors housing and post-acute communities and outpatient medical properties. More information is available at www.welltower.com.